Contacts:	For Media:	For Financials:
	John Oxford	Kevin Chapman
	Vice President	Executive Vice President
	Director of External Affairs	Chief Financial Officer
	(662) 680-1219	(662) 680-1450
	joxford@renasant.com	kchapman@renasant.com

RENASANT CORPORATION ANNOUNCES
2016 FOURTH QUARTER AND YEAR-END RESULTS

TUPELO, MISSISSIPPI (January 17, 2017) - Renasant Corporation (NASDAQ: RNST) (the “Company”) today announced earnings results for the fourth quarter and year ended December 31, 2016. Net income for the fourth quarter of 2016 was approximately $23.6 million, up 11.70%, as compared to $21.2 million for the fourth quarter of 2015. Basic and diluted earnings per share (“EPS”) were $0.56 and $0.55, respectively, for the fourth quarter of 2016, as compared to basic and diluted EPS of $0.53 and $0.52, respectively, for the fourth quarter of 2015.

Net income for 2016 was $90.9 million, an increase of 33.69%, as compared to $68.0 million for 2015. Basic and diluted EPS were $2.18 and $2.17, respectively, for 2016, as compared to basic and diluted EPS of $1.89 and $1.88, respectively, for 2015.

The Company incurred expenses and charges in connection with certain transactions that are considered to be infrequent or non-recurring in nature. The following table presents the impact of these charges on reported EPS for the dates presented:

	Three months ended December 31, 2016			Three months ended December 31, 2015
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$—	$—	$—	$1,923	$1,300	$0.03
Loss share termination	2,053	1,495	0.04	—	—	—

	Three months ended December 31, 2016			Three months ended December 31, 2015
	Pre-tax	After-tax	Impact to Diluted EPS	Pre-tax	After-tax	Impact to Diluted EPS
Merger and conversion expenses	$4,023	$2,694	$0.06	$11,614	$7,918	$0.23
Debt prepayment penalty	2,539	1,700	0.04	—	—	—
Loss share termination	2,053	1,495	0.04	—	—	—

The Company’s balance sheet and results of operations as of and for the year ending December 31, 2016, include the impact of the Company’s acquisition of KeyWorth Bank (“KeyWorth”), a Georgia state bank headquartered in Atlanta, Georgia, which was completed on April 1, 2016. As of the acquisition date, KeyWorth operated six offices in the Atlanta metropolitan area and had approximately $399 million in assets, approximately $284 million in total loans, and approximately $347 million in total deposits. The assets acquired and liabilities assumed were recorded at estimated fair value as of the acquisition date and are subject to change pending finalization of all valuations.

On December 8, 2016, the Company’s wholly owned subsidiary, Renasant Bank (the “Bank”), entered into an agreement with the Federal Deposit Insurance Corporation (the “FDIC”) that terminated all of the Bank’s loss share agreements with the FDIC, which includes Single-Family Shared Loss and Commercial Shared Loss agreements. All rights and obligations of the Bank and the FDIC under the FDIC loss share agreements were eliminated under the termination agreement. The Company incurred a one-time pre-tax charge of $2.1 million, or $1.4 million on an after-tax basis, in connection with the termination agreement. At December 31, 2016, the Company had $28.1 million in loans, $2.6 million of which were nonperforming, and $487 thousand in other real estate owned (“OREO”) which had been previously covered under these loss share agreements.

“We made significant achievements in 2016, and the financial results for the year are a testament to a well executed plan. Our diluted EPS of $2.17 per share represents our highest reported yearly earnings which was driven by the strong performance of our overall company coupled with the successful conversion and integration of KeyWorth’s operations,” commented Renasant Chairman and Chief Executive Officer, E. Robinson McGraw. “The results include our successful completion of the KeyWorth acquisition and a 22.97% annual growth in our legacy loan portfolio. As we look to 2017, we believe we are well positioned to continue to improve on profitability and earnings growth, which in turn will generate shareholder value.”

Highlights from the fourth quarter and annual results of 2016 include the following:

Enhanced Profitability

•	Total assets increased $773.4 million to $8.7 billion at December 31, 2016, as compared to $7.9 billion at December 31, 2015. Earning assets contributed $778.3 million of the increase year over year.

•
Loans not acquired increased $880.0 million, or 22.97%, to $4.7 billion from December 31, 2015. For the fourth quarter of 2016, the yield on loans was 5.02% compared to 5.03% for the same period in 2015. The yield on loans excluding the impact from purchase accounting adjustments during the fourth quarter of 2016 was 4.51% compared to 4.48% for the same period in 2015. The yield on loans was 4.95% for the full year of 2016 compared to 4.91% for 2015. The yield on loans excluding the impact from purchase accounting adjustments on loans was 4.47% and 4.50% for 2016 and 2015, respectively.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Taxable equivalent interest income on loans (as reported)	$79,894	$71,144	$303,830	$237,408
Accretable yield recognized on acquired loans	8,092	7,806	29,614	20,024
Interest income on loans (excluding accretable yield)	$71,802	$63,338	$274,216	$217,384

Average loans	$6,331,660	$5,610,039	$6,133,171	$4,836,002

Loan yield, as reported	5.02%	5.03%	4.95%	4.91%
Loan yield excluding accretable yield	4.51%	4.48%	4.47%	4.50%

•
Total deposits increased $840.5 million, or 13.52%, to $7.1 billion from December 31, 2015, with noninterest bearing deposits growing 22.14% during the same time. Noninterest-bearing deposits averaged $1.47 billion, or 22.00% of average deposits, for 2016, compared to $1.13 billion, or 20.29% of average deposits, for 2015. For the fourth quarter of 2016, the cost of total deposits was 28 basis points, as compared to 22 basis points for the same period in 2015. The cost of total deposits was 27 basis points for the full year of 2016, as compared to 25 basis points in 2015.

•
Net interest income was $78.0 million for the fourth quarter of 2016, as compared to $72.4 million for the fourth quarter of 2015. Net interest margin was 4.24% for the fourth quarter of 2016, as compared to 4.33% for the fourth quarter of 2015. The following table reconciles reported net interest margin to net interest margin excluding the impact from purchase accounting adjustments on loans for the periods presented:

	Three Months Ended December 31,
	2016	2015
Taxable equivalent net interest income (as reported)	$79,774	$74,242
Accretable yield recognized on acquired loans (1)	8,092	7,806
Net interest income (excluding accretable yield)	$71,682	$66,436

Average earning assets	$7,483,222	$6,798,474

Net interest margin, as reported	4.24%	4.33%
Net interest margin, excluding accretable yield	3.81%	3.88%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from acquired loans of $4,728 and $3,686 for the three months ended December 31, 2016 and 2015, respectively, which increased net interest margin by 25 basis points and 22 basis points for the same periods, respectively.

•
Net interest income was $301.0 million for the year ended December 31, 2016, as compared to $241.4 million for the year ended December 31, 2015. Net interest margin was 4.22% for 2016, as compared to 4.16% for the prior year. The following table reconciles reported net interest margin to net interest margin excluding the impact from purchase accounting adjustments on loans for the periods presented:

	Year Ended December 31,
	2016	2015
Taxable equivalent net interest income (as reported)	$308,002	$248,613
Accretable yield recognized on acquired loans (1)	29,614	20,024
Net interest income (excluding accretable yield)	$278,388	$228,589

Average earning assets	$7,296,296	$5,974,000

Net interest margin, as reported	4.22%	4.16%
Net interest margin, excluding accretable yield	3.82%	3.83%

(1)
Includes additional interest income recognized in connection with the acceleration of paydowns and payoffs from acquired loans of $14,733 and $9,130 for the year ended December 31, 2016 and 2015, respectively, which increased net interest margin by 20 basis points and 15 basis points for the same periods, respectively.

•
Noninterest income for the fourth quarter of 2016 was $30.1 million, as compared to $31.4 million in the same period of 2015. The decrease is driven by a decline in mortgage banking income resulting from rising interest rates during the fourth quarter of 2016. Noninterest income increased to $137.2 million for the full year of 2016, as compared to $108.3 million for 2015. The growth is primarily attributable to an increase in mortgage banking income, income from the Company’s wealth management division and the KeyWorth acquisition.

•
Noninterest expense was $71.4 million for the fourth quarter of 2016, as compared to $70.7 million for the fourth quarter of 2015 and $294.9 million for the full year of 2016, as compared to $245.1 million for 2015. Excluding nonrecurring charges for merger and conversion expenses, debt prepayment penalties and loss share termination, the increase from 2015 is primarily attributable to the addition of KeyWorth operations and strategic additions of personnel.

The following table presents the Company’s profitability metrics for the quarter and year ending December 31, 2016, including and excluding the impact of after-tax merger and conversion expenses, debt prepayment penalties and loss share termination:

	Three months ended December 31, 2016		Year Ended December 31, 2015
	As Reported	Excluding Merger and Conversion Expenses, Debt Prepayment Penalties and Loss Share Termination	As Reported	Excluding Merger and Conversion Expenses, Debt Prepayment Penalties and Loss Share Termination
Return on average assets	1.09%	1.16%	1.08%	1.15%
Return on average tangible assets	1.22%	1.28%	1.20%	1.28%
Return on average equity	8.14%	8.61%	8.15%	8.66%
Return on average tangible equity	14.90%	15.73%	15.28%	16.21%

Aggressively Managed Problem Credits
Total nonperforming assets were $58.8 million at December 31, 2016, a decrease of $22.0 million from December 31, 2015, and consisted of $35.5 million in nonperforming loans (loans 90 days or more past due and nonaccrual loans) and $23.3 million in OREO.

The Company’s nonperforming loans and OREO that were purchased in previous acquisitions (collectively referred to as “acquired nonperforming assets”) were $22.2 million and $17.4 million, respectively, at December 31, 2016, as compared to $30.5 million and $22.4 million, respectively, at December 31, 2015. The acquired nonperforming assets were recorded at fair value at the time of acquisition, which significantly mitigates the Company’s actual loss. As such, the remaining information in this release on nonperforming loans, OREO and the related asset quality ratios primarily focuses on non-acquired nonperforming assets.

•	Non-acquired nonperforming loans decreased to $13.4 million, or 0.28% of total non-acquired loans, at December 31, 2016, from $15.0 million, or 0.39% of total non-acquired loans, at December 31, 2015. Early stage delinquencies, or loans 30-to-89 days past due, as a percentage of total loans were 0.23% at December 31, 2016, as compared to 0.19% at December 31, 2015.

•
Non-acquired OREO decreased 54.35% to $5.9 million at December 31, 2016, from $13.0 million at December 31, 2015. Non-acquired OREO sales totaled $10.0 million in 2016 with $4.2 million occurring during the fourth quarter of 2016.

•
The allowance for loan losses represents 0.69% of total loans at December 31, 2016, as compared to 0.78% at December 31, 2015. The allowance for loan losses represents 0.91% of nonaquired loans at December 31, 2016, as compared to 1.11% at December 31, 2015.

◦
Net loan charge-offs were $4.8 million, or 0.31% of average total loans, for the fourth quarter of 2016, as compared to $1.4 million, or 0.10% of average total loans, for the same period in 2015. Net loan charge-offs were $7.2 million, or 0.12% of average total loans, for 2016, as compared to $4.6 million, or 0.10% of average total loans, for 2015. The increase year over year and quarter over quarter is attributable to bringing several problem credits to final resolution. The charges were fully reserved for in the Company’s allowance for loan losses and resulted in no additional provision for loan loss expense.

◦
Provision for loan losses was $1.7 million for the fourth quarter of 2016, as compared to $1.8 million for the fourth quarter of 2016 and $7.5 million for the full year 2016, as compared to $4.8 million for 2015. The increase in the Company’s provision year over year is primarily attributable to the aforementioned nonacquired loan growth.

Built Our Capital Ratios

•
At December 31, 2016, Tier 1 leverage capital ratio was 10.59%, Common Equity Tier 1 ratio was 11.48%, Tier 1 risk-based bapital ratio was 12.86%, and total risk-based capital ratio was 15.03%. All regulatory ratios exceed the minimums required to be considered “well-capitalized.”

•	Tangible common equity ratio was 9.00% at December 31, 2016, as compared to 7.54% at December 31, 2015.

•
In December 2016, the Company completed the underwritten public offering of 2,135,000 shares of the Company’s common stock at a public offering price of $41.50 per share resulting in net proceeds to the Company of $84.1 million.

•
In August 2016, the Company completed the public offering and sale of $60 million of the Company’s 5.00% fixed-to-floating rate subordinated notes due September 1, 2026, and $40 million of its 5.50% fixed-to-floating rate subordinated notes due September 1, 2031 (collectively, the “Notes”). The Notes resulted in net proceeds to the Company of $98.2 million and qualify as Tier 2 capital.

CONFERENCE CALL INFORMATION:
A live audio webcast of a conference call with analysts will be available beginning at 10:00 AM Eastern Time on Wednesday, January 18, 2017.

The webcast can be accessed through Renasant's investor relations website at www.renasant.com or http://services.choruscall.com/links/rnst170118.html. To access the conference via telephone, dial 1-877-513-1143 in the United States and request the Renasant Corporation Fourth Quarter Earnings Webcast and Conference Call. International participants should dial 1-412-902-4145 to access the conference call.

The webcast will be archived on www.renasant.com beginning one hour after the call and will remain accessible for one year.  Replays can also be accessed via telephone by dialing 1-877-344-7529 in the United States and entering conference number 10098912 or by dialing 1-412-317-0088 internationally and entering the same conference number. Telephone replay access is available until February 2, 2017.

ABOUT RENASANT CORPORATION:

Renasant Corporation is the parent of Renasant Bank, a 113-year-old financial services institution. Renasant has assets of approximately $8.7 billion and operates more than 175 banking, mortgage, financial services and insurance offices in Mississippi, Tennessee, Alabama, Florida and Georgia.

NOTE TO INVESTORS:

This news release may contain, or incorporate by reference, statements which may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward looking statements usually include words such as “expects,” “projects,” “anticipates,” “believes,” “intends,” “estimates,” “strategy,” “plan,” “potential,” “possible” and other similar expressions.

Prospective investors are cautioned that any such forward-looking statements are not guarantees for future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Important factors currently known to management that could cause actual results to differ materially from those in forward-looking statements include significant fluctuations in interest rates, inflation, economic recession, significant changes in the federal and state legal and regulatory environment, significant underperformance in the Company’s portfolio of outstanding loans, and competition in the Company’s markets. Management undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.

NON-GAAP FINANCIAL MEASURES:

In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. These non-GAAP financial measures adjust GAAP financial measures to exclude intangible assets and certain charges that the Company considers to be non-recurring in nature. The Company’s management uses these non-GAAP financial measures when evaluating capital utilization and adequacy. In addition, the Company believes that these non-GAAP financial measures facilitate the making of period-to-period comparisons and are meaningful indications of its operating performance particularly because these measures are widely used by industry analysts for companies with merger and acquisition activities. Also, because intangible assets, such as goodwill and the core deposit intangible, and non-recurring charges can vary extensively from company to company and, as to intangible assets, are excluded from the calculation of a financial institution’s regulatory capital, the Company believes that the presentation of this non-GAAP financial information allows readers to more easily compare the Company’s results to information provided in other regulatory reports and the results of other companies.

The specific non-GAAP financial measures used are return on average tangible shareholders’ equity, return on average tangible assets, the ratio of tangible equity to tangible assets (commonly referred to as the “tangible capital ratio”) and the efficiency ratio. The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for any measure prepared in accordance with GAAP. Investors should note that, because there are no standardized definitions for the calculations as well as the results, the Company’s calculations may not be comparable to other similarly titled measures presented by other companies. Also there may be limits in the usefulness of these measures to investors. As a result, the Company encourages readers to consider its consolidated financial statements in their entirety and not to rely on any single financial measure.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this release under the caption “Reconciliation of GAAP to Non-GAAP.”

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2016 -	Twelve Months Ended
	2016				2015				Q4 2015	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Statement of earnings
Interest income - taxable equivalent basis	$87,564	$84,786	$85,783	$78,009	$79,679	$76,242	$58,516	$55,910	9.90	$336,149	$270,278	24.37
Interest income	$85,839	$83,032	$84,008	$76,259	$77,788	$74,300	$56,769	$54,166	10.35	$329,138	$263,023	25.14
Interest expense	7,790	7,301	6,851	6,205	5,437	5,688	5,155	5,385	43.28	28,147	21,665	29.92
Net interest income	78,049	75,731	77,157	70,054	72,351	68,612	51,614	48,781	7.88	300,991	241,358	24.71
Provision for loan losses	1,650	2,650	1,430	1,800	1,750	750	1,175	1,075	(5.71)	7,530	4,750	58.53
Net interest income after provision	76,399	73,081	75,727	68,254	70,601	67,862	50,439	47,706	8.21	293,461	236,608	24.03
Service charges on deposit accounts	8,163	8,200	7,521	7,991	8,261	8,151	6,522	6,335	(1.19)	31,875	29,269	8.90
Fees and commissions on loans and deposits	4,588	4,921	4,877	4,244	4,353	4,271	3,505	3,632	5.40	18,630	15,761	18.20
Insurance commissions and fees	1,951	2,420	2,175	1,962	1,956	2,381	2,119	1,967	(0.26)	8,508	8,423	1.01
Wealth management revenue	2,849	3,040	2,872	2,891	2,609	2,833	2,210	2,156	9.20	11,652	9,808	18.80
Securities gains (losses)	—	—	1,257	(71)	—	—	96	—	—	1,186	96	1,135.42
Mortgage banking income	8,262	15,846	13,420	11,915	11,702	11,893	6,791	5,429	(29.40)	49,443	35,815	38.05
Other	4,258	3,845	3,464	4,370	2,561	2,550	1,637	2,350	66.26	15,937	9,098	75.17
Total noninterest income	30,071	38,272	35,586	33,302	31,442	32,079	22,880	21,869	(4.36)	137,231	108,270	26.75
Salaries and employee benefits	39,966	44,702	45,387	42,393	43,409	43,048	30,394	28,260	(7.93)	172,448	145,111	18.84
Data processing	4,503	4,560	4,502	4,158	4,003	3,819	3,199	3,230	12.49	17,723	14,251	24.36
Occupancy and equipment	8,809	8,830	8,531	8,224	8,171	7,733	5,524	5,559	7.81	34,394	26,987	27.45
Other real estate	1,585	1,540	1,614	957	698	861	954	532	127.08	5,696	3,045	87.06
Amortization of intangibles	1,624	1,684	1,742	1,697	1,752	1,803	1,239	1,275	(7.31)	6,747	6,069	11.17
Merger and conversion related expenses	—	268	2,807	948	1,923	7,746	1,467	478	(100.00)	4,023	11,614	(65.36)
Debt extinguishment penalty	—	2,210	329	—	—	—	—	—	—	2,539	—	1.00
Loss share termination	2,053	—	—	—	—	—	—	—	100.00	2,053	—	1.00
Other	12,834	12,674	12,347	11,437	10,778	10,969	8,306	7,984	19.08	49,292	38,037	29.59
Total noninterest expense	71,374	76,468	77,259	69,814	70,734	75,979	51,083	47,318	0.90	294,915	245,114	20.32
Income before income taxes	35,096	34,885	34,054	31,742	31,309	23,962	22,236	22,257	12.10	135,777	99,764	36.10
Income taxes	11,461	11,706	11,154	10,526	10,149	7,742	6,842	7,017	12.93	44,847	31,750	41.25
Net income	$23,635	$23,179	$22,900	$21,216	$21,160	$16,220	$15,394	$15,240	11.70	$90,930	$68,014	33.69
Basic earnings per share	$0.56	$0.55	$0.54	$0.53	$0.53	$0.40	$0.49	$0.48	5.66	$2.18	$1.89	15.34
Diluted earnings per share	0.55	0.55	0.54	0.52	0.52	0.40	0.48	0.48	5.77	2.17	1.88	15.43
Average basic shares outstanding	42,441,588	42,091,164	42,066,168	40,324,475	40,276,441	40,265,941	31,626,059	31,576,275	5.38	41,737,636	35,971,877	16.03
Average diluted shares outstanding	42,636,325	42,310,358	42,303,626	40,559,145	40,539,151	40,518,413	31,865,172	31,815,710	5.17	41,962,907	36,227,439	15.83
Common shares outstanding	44,332,273	42,102,224	42,085,690	40,373,753	40,293,291	40,268,455	31,644,706	31,604,937	10.02	44,332,273	40,293,291	10.02
Cash dividend per common share	$0.18	$0.18	$0.18	$0.17	$0.17	$0.17	$0.17	$0.17	5.88	$0.71	$0.68	4.41
Performance ratios
Return on avg shareholders' equity	8.14%	8.12%	8.21%	8.12%	8.12%	6.33%	8.42%	8.59%		8.15%	7.76%
Return on avg tangible s/h's equity (1)	14.90%	15.15%	15.57%	15.58%	15.84%	12.20%	14.89%	15.45%		15.28%	14.50%
Return on avg assets	1.09%	1.08%	1.08%	1.07%	1.06%	0.81%	1.06%	1.06%		1.08%	0.99%
Return on avg tangible assets (2)	1.22%	1.20%	1.20%	1.20%	1.19%	0.93%	1.17%	1.18%		1.20%	1.11%
Net interest margin (FTE)	4.24%	4.15%	4.29%	4.21%	4.33%	4.09%	4.17%	4.02%		4.22%	4.16%
Yield on earning assets (FTE)	4.66%	4.54%	4.66%	4.57%	4.65%	4.42%	4.57%	4.45%		4.61%	4.53%
Cost of funding	0.42%	0.40%	0.38%	0.37%	0.32%	0.33%	0.41%	0.43%		0.39%	0.37%
Average earning assets to average assets	87.10%	86.82%	86.59%	86.21%	86.07%	86.64%	87.79%	87.49%		86.69%	86.89%
Average loans to average deposits	88.89%	89.40%	87.73%	87.39%	86.22%	83.63%	81.93%	81.44%		88.38%	83.51%
Noninterest income (less securities gains/
losses) to average assets	1.39%	1.78%	1.62%	1.69%	1.58%	1.61%	1.56%	1.52%		1.62%	1.57%
Noninterest expense (less debt prepayment penalties/
merger-related expenses) to average assets	3.21%	3.44%	3.49%	3.48%	3.46%	3.43%	3.40%	3.26%		3.40%	3.40%
Net overhead ratio	1.82%	1.66%	1.87%	1.79%	1.88%	1.82%	1.84%	1.74%		1.78%	1.83%
Efficiency ratio (FTE) (4)	61.63%	62.46%	63.91%	63.86%	63.45%	64.73%	63.53%	62.94%		62.96%	63.74%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2016	Twelve Months Ended
	2016				2015				Q4 2015	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Average Balances
Total assets	$8,591,795	$8,562,199	$8,541,818	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,758	8.77	$8,416,509	$6,874,983	22.42
Earning assets	7,483,222	7,433,461	7,396,283	6,863,905	6,798,474	6,842,452	5,133,567	5,093,224	10.07	7,296,296	5,974,000	22.13
Securities	1,034,270	1,045,905	1,111,831	1,103,504	1,117,322	1,143,577	999,962	989,743	(7.43)	1,073,611	1,063,222	0.98
Mortgage loans held for sale	184,653	241,314	306,011	217,200	268,096	398,480	87,435	50,918	(31.12)	237,216	202,368	17.22
Loans, net of unearned	6,147,007	6,048,017	5,897,650	5,482,167	5,341,943	5,223,273	3,978,514	3,969,243	15.07	5,895,955	4,633,634	27.24
Intangibles	495,404	497,064	499,503	473,852	473,996	449,042	295,441	296,682	4.52	491,530	379,469	29.53
Noninterest-bearing deposits	$1,564,150	$1,510,309	$1,477,380	$1,316,495	$1,323,467	$1,272,714	$969,770	$932,011	18.19	$1,467,881	$1,125,969	30.37
Interest-bearing deposits	5,351,354	5,255,102	5,245,406	4,956,983	4,872,432	4,972,717	3,886,199	3,941,863	9.83	5,203,437	4,422,371	17.66
Total deposits	6,915,505	6,765,411	6,722,786	6,273,478	6,195,899	6,245,431	4,855,969	4,873,874	11.61	6,671,318	5,548,340	20.24
Borrowed funds	412,589	550,222	594,459	539,078	568,548	556,269	204,884	168,758	(27.43)	523,812	376,208	39.23
Shareholders' equity	1,155,749	1,135,073	1,121,298	1,050,668	1,033,692	1,016,143	733,158	719,687	11.81	1,116,038	876,915	27.27

									Q4 2016 -	As of
	2016				2015				Q4 2015	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Balances at period end
Total assets	$8,699,851	$8,542,471	$8,529,566	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	9.76	$8,699,851	$7,926,496	9.76
Earning assets	7,556,760	7,409,068	7,396,888	7,045,179	6,778,485	6,810,285	5,186,419	5,168,498	11.48	7,556,760	6,778,485	11.48
Securities	1,030,530	1,039,957	1,063,592	1,101,820	1,105,205	1,139,553	965,290	1,016,394	(6.76)	1,030,530	1,105,205	(6.76)
Mortgage loans held for sale	181,053	189,965	276,782	298,365	225,254	317,681	108,023	102,780	(19.62)	181,053	225,254	(19.62)
Loans not acquired	4,710,385	4,526,026	4,292,549	4,074,413	3,830,434	3,607,005	3,407,925	3,274,314	22.97	4,710,385	3,830,434	22.97
Loans acquired and covered by FDIC loss-share agreements	—	30,533	42,171	44,989	93,142	100,839	121,626	125,773	(100.00)	—	93,142	(100.00)
Loans acquired and not covered by FDIC loss-share agreements	1,489,137	1,548,674	1,630,709	1,453,328	1,489,886	1,570,116	507,653	553,574	(0.05)	1,489,137	1,489,886	(0.05)
Total loans	6,199,522	6,105,233	5,965,429	5,572,730	5,413,462	5,277,960	4,037,204	3,953,661	14.52	6,199,522	5,413,462	14.52
Intangibles	494,608	496,233	497,917	476,539	474,682	474,830	294,808	296,053	4.20	494,608	474,682	4.20
Noninterest-bearing deposits	$1,561,357	$1,514,820	$1,459,383	$1,384,503	$1,278,337	$1,303,884	$972,672	$959,351	22.14	$1,561,357	$1,278,337	22.14
Interest-bearing deposits	5,497,780	5,302,978	5,243,104	5,046,874	4,940,265	4,930,677	3,917,772	3,983,418	11.29	5,497,780	4,940,265	11.29
Total deposits	7,059,137	6,817,798	6,702,487	6,431,377	6,218,602	6,234,561	4,890,444	4,942,769	13.52	7,059,137	6,218,602	13.52
Borrowed funds	312,135	469,580	588,650	561,671	570,496	551,740	219,089	162,313	(45.29)	312,135	570,496	(45.29)
Shareholders' equity	1,232,883	1,142,247	1,124,256	1,053,178	1,036,818	1,024,930	730,976	723,196	18.91	1,232,883	1,036,818	18.91
Market value per common share	$42.22	$33.63	$32.33	$32.91	$34.41	$32.85	$32.60	$30.05	22.70	$42.22	$34.41	22.70
Book value per common share	27.81	27.13	26.71	26.09	25.73	25.45	23.10	22.88	8.08	27.81	25.73	8.08
Tangible book value per common share	16.65	15.34	14.88	14.28	13.95	13.66	13.78	13.52	19.35	16.65	13.95	19.35
Shareholders' equity to assets (actual)	14.17%	13.37%	13.18%	12.93%	13.08%	12.96%	12.39%	12.30%		14.17%	13.08%
Tangible capital ratio (3)	9.00%	8.03%	7.80%	7.52%	7.54%	7.40%	7.78%	7.65%		9.00%	7.54%
Leverage ratio	10.59%	9.38%	9.18%	9.19%	9.16%	8.95%	9.89%	9.74%		10.59%	9.16%
Common equity tier 1 capital ratio	11.48%	10.16%	10.12%	9.88%	9.99%	9.92%	10.45%	10.35%		11.48%	9.99%
Tier 1 risk-based capital ratio	12.86%	11.57%	11.55%	11.38%	11.51%	11.46%	12.52%	12.47%		12.86%	11.51%
Total risk-based capital ratio	15.03%	13.84%	12.31%	12.17%	12.32%	12.27%	13.55%	13.51%		15.03%	12.32%

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
									Q4 2016 -	As of
	2016				2015				Q4 2015	December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First	Percent			Percent
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Variance	2016	2015	Variance
Loans not acquired
Commercial, financial, agricultural	$589,290	$554,151	$530,258	$520,463	$485,407	$450,688	$437,181	$418,752	21.40	$589,290	$485,407	21.40
Lease Financing	46,841	45,510	43,116	41,937	34,815	24,698	17,633	11,560	34.54	46,841	34,815	34.54
Real estate- construction	483,926	415,934	381,690	325,188	291,701	268,805	212,071	200,966	65.90	483,926	291,701	65.90
Real estate - 1-4 family mortgages	1,422,543	1,388,066	1,328,948	1,263,879	1,204,228	1,128,556	1,073,816	1,025,264	18.13	1,422,543	1,204,228	18.13
Real estate - commercial mortgages	2,075,137	2,030,626	1,918,778	1,836,053	1,729,049	1,653,534	1,589,969	1,542,706	20.02	2,075,137	1,729,049	20.02
Installment loans to individuals	92,648	91,739	89,759	86,893	85,234	80,724	77,255	75,066	8.70	92,648	85,234	8.70
Loans, net of unearned	$4,710,385	$4,526,026	$4,292,549	$4,074,413	$3,830,434	$3,607,005	$3,407,925	$3,274,314	22.97	$4,710,385	$3,830,434	22.97
Loans acquired and covered by FDIC loss-share agreements
Commercial, financial, agricultural	$—	$14	$607	$624	$2,406	$2,467	$3,726	$3,917	(100.00)	$—	$2,406	(100.00)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	—	—	83	86	130	137	—	—	(100.00)	—	130	(100.00)
Real estate - 1-4 family mortgages	—	30,304	34,640	36,350	45,988	48,779	40,333	42,758	(100.00)	—	45,988	(100.00)
Real estate - commercial mortgages	—	180	6,790	7,870	44,550	49,382	77,536	79,064	(100.00)	—	44,550	(100.00)
Installment loans to individuals	—	35	51	59	68	74	31	34	(100.00)	—	68	(100.00)
Loans, net of unearned	$—	$30,533	$42,171	$44,989	$93,142	$100,839	$121,626	$125,773	(100.00)	$—	$93,142	(100.00)
Loans acquired and not covered by FDIC loss-share agreements
Commercial, financial, agricultural	$128,200	$139,961	$152,071	$133,847	$149,024	$167,966	$39,652	$52,119	(13.97)	$128,200	$149,024	(13.97)
Lease Financing	—	—	—	—	—	—	—	—	—	—	—	—
Real estate- construction	68,753	71,704	70,958	52,300	65,834	70,428	505	483	4.43	68,753	65,834	4.43
Real estate - 1-4 family mortgages	452,447	452,274	485,458	477,266	485,107	485,170	161,765	171,433	(6.73)	452,447	485,107	(6.73)
Real estate - commercial mortgages	823,758	864,825	898,108	763,587	760,130	813,973	295,484	317,224	8.37	823,758	760,130	8.37
Installment loans to individuals	15,979	19,910	24,114	26,328	29,791	32,579	10,247	12,315	(46.36)	15,979	29,791	(46.36)
Loans, net of unearned	$1,489,137	$1,548,674	$1,630,709	$1,453,328	$1,489,886	$1,570,116	$507,653	$553,574	(0.05)	$1,489,137	$1,489,886	(0.05)
Asset quality data
Assets not acquired:
Nonaccrual loans	$11,273	$12,454	$10,591	$11,690	$13,645	$14,522	$15,514	$17,719	(17.38)	$11,273	$13,645	(17.38)
Loans 90 past due or more	2,079	2,315	1,428	2,495	1,326	647	5,647	1,193	56.79	2,079	1,326	56.79
Nonperforming loans	13,352	14,769	12,019	14,185	14,971	15,169	21,161	18,912	(10.81)	13,352	14,971	(10.81)
Other real estate owned	5,929	8,429	9,575	12,810	12,987	13,936	14,967	16,735	(54.35)	5,929	12,987	(54.35)
Nonperforming assets not acquired	$19,281	$23,198	$21,594	$26,995	$27,958	$29,105	$36,128	$35,647	(31.04)	$19,281	$27,958	(31.04)
Assets acquired and subject to loss share:
Nonaccrual loans	$—	$1,628	$2,060	$2,708	$3,319	$3,270	$19,487	$18,040	(100.00)	$—	$3,319	(100.00)
Loans 90 past due or more	—	786	2,076	4,343	3,609	4,143	—	—	(100.00)	—	3,609	(100.00)
Nonperforming loans	—	2,414	4,136	7,051	6,928	7,413	19,487	18,040	(100.00)	—	6,928	(100.00)
Other real estate owned	—	926	2,618	1,373	2,818	3,183	3,853	4,325	(100.00)	—	2,818	(100.00)
Nonperforming assets acquired and subject to loss share	$—	$3,340	$6,754	$8,424	$9,746	$10,596	$23,340	$22,365	(100.00)	$—	$9,746	(100.00)
Assets acquired and not subject to loss share:
Nonaccrual loans	$11,347	$12,105	$13,312	$12,368	$12,070	$15,796	$1,085	$1,627	(5.99)	$11,347	$12,070	(5.99)
Loans 90 past due or more	10,815	12,619	13,650	10,805	11,458	8,824	2,523	9,636	(5.61)	10,815	11,458	(5.61)
Nonperforming loans	22,162	24,724	26,962	23,173	23,528	24,620	3,608	11,263	(5.81)	22,162	23,528	(5.81)
Other real estate owned	17,370	16,973	17,146	19,051	19,597	19,215	8,244	10,626	(11.36)	17,370	19,597	(11.36)
Nonperforming assets acquired	$39,532	$41,697	$44,108	$42,224	$43,125	$43,835	$11,852	$21,889	(8.33)	$39,532	$43,125	(8.33)
Net loan charge-offs (recoveries)	$4,837	$824	$191	$1,378	$1,364	$588	$1,588	$1,062	254.62	$7,230	$4,602	57.11
Allowance for loan losses	$42,737	$45,924	$44,098	$42,859	$42,437	$42,051	$41,888	$42,302	0.71	$42,737	$42,437	0.71
Annualized net loan charge-offs / average loans	0.31%	0.05%	0.01%	0.10%	0.10%	0.04%	0.16%	0.11%		0.12%	0.10%
Nonperforming loans / total loans*	0.57%	0.69%	0.72%	0.80%	0.84%	0.89%	1.10%	1.22%		0.57%	0.84%
Nonperforming assets / total assets*	0.68%	0.80%	0.85%	0.95%	1.02%	1.06%	1.21%	1.36%		0.68%	1.02%
Allowance for loan losses / total loans*	0.69%	0.75%	0.74%	0.77%	0.78%	0.80%	1.04%	1.07%		0.69%	0.78%
Allowance for loan losses / nonperforming loans*	120.34%	109.59%	102.28%	96.51%	93.42%	89.09%	94.65%	87.74%		120.34%	93.42%
Nonperforming loans / total loans**	0.28%	0.33%	0.28%	0.35%	0.39%	0.42%	0.62%	0.58%		0.28%	0.39%
Nonperforming assets / total assets**	0.22%	0.27%	0.25%	0.33%	0.35%	0.37%	0.61%	0.61%		0.22%	0.35%
Allowance for loan losses / total loans**	0.91%	1.01%	1.03%	1.05%	1.11%	1.17%	1.23%	1.29%		0.91%	1.11%
Allowance for loan losses / nonperforming loans**	320.08%	310.95%	366.90%	302.14%	283.46%	277.22%	197.95%	223.68%		320.08%	283.46%
*Based on all assets (includes acquired assets)
**Excludes all assets acquired

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended									Twelve Months Ended
	December 31, 2016			September 30, 2016			December 31, 2015			December 31, 2016			December 31, 2015
	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate	Average Balance	Interest Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Loans(1)	$6,331,660	$79,894	5.02%	$6,289,331	$77,154	4.88%	$5,610,039	$71,144	5.03%	$6,133,171	$303,830	4.95%	$4,836,002	$237,408	4.91%
Securities:
Taxable(2)	688,268	3,430	1.98	695,589	3,418	1.95	761,145	4,110	2.14	721,661	15,305	2.12	732,016	15,946	2.18
Tax-exempt	346,002	4,089	4.70	350,316	4,082	4.64	356,177	4,364	4.86	351,950	16,555	4.70	331,206	16,709	5.04
Total securities	1,034,270	7,519	2.89	1,045,905	7,500	2.85	1,117,322	8,474	3.01	1,073,611	31,860	2.97	1,063,222	32,655	3.07
Interest-bearing balances with banks	117,292	151	0.51	98,225	132	0.53	71,113	61	0.34	89,514	459	0.51	74,776	215	0.29
Total interest-earning assets	7,483,222	87,564	4.66	7,433,461	84,786	4.54	6,798,474	79,679	4.65	7,296,296	336,149	4.61	5,974,000	270,278	4.52
Cash and due from banks	118,851			124,794			133,526			130,360			102,417
Intangible assets	495,404			497,064			473,996			491,530			379,469
FDIC loss-share indemnification asset	2,693			4,816			7,691			4,961			8,928
Other assets	491,625			502,064			485,116			493,362			410,169
Total assets	$8,591,795			$8,562,199			$7,898,803			$8,416,509			$6,874,983
Liabilities and shareholders’ equity
Interest-bearing liabilities:
Deposits:
Interest-bearing demand(3)	3,184,949	1,597	0.20	3,106,568	1,515	0.19	2,860,182	1,256	0.17	3,090,495	5,874	0.19	2,596,362	4,721	0.18
Savings deposits	538,323	96	0.07	528,794	94	0.07	497,648	89	0.07	525,498	372	0.07	433,838	320	0.07
Time deposits	1,628,082	3,145	0.77	1,619,740	3,029	0.74	1,514,602	2,030	0.53	1,587,444	11,610	0.73	1,392,171	8,673	0.62
Total interest-bearing deposits	5,351,354	4,838	0.36	5,255,102	4,638	0.35	4,872,432	3,375	0.27	5,203,437	17,856	0.34	4,422,371	13,714	0.31
Borrowed funds	412,589	2,952	2.85	550,222	2,663	1.93	568,548	2,062	1.44	523,812	10,291	1.96	376,208	7,950	2.11
Total interest-bearing liabilities	5,763,943	7,790	0.54	5,805,324	7,301	0.50	5,440,980	5,437	0.40	5,727,249	28,147	0.49	4,798,579	21,664	0.45
Noninterest-bearing deposits	1,564,150			1,510,309			1,323,467			1,467,881			1,125,969
Other liabilities	107,953			111,493			100,664			105,341			73,520
Shareholders’ equity	1,155,749			1,135,073			1,033,692			1,116,038			876,915
Total liabilities and shareholders’ equity	$8,591,795			$8,562,199			$7,898,803			$8,416,509			$6,874,983
Net interest income/ net interest margin		$79,774	4.24%		$77,485	4.15%		$74,242	4.33%		$308,002	4.22%		$248,614	4.16%

(1) Includes mortgage loans held for sale and shown net of unearned income.
(2) U.S. Government and some U.S. Government Agency securities are tax-exempt in the states in which we operate.
(3) Interest-bearing demand deposits include interest-bearing transactional accounts and money market deposits.

RENASANT CORPORATION
(Unaudited)
(Dollars in thousands, except per share data)
					RECONCILIATION OF GAAP TO NON-GAAP
									Twelve Months Ended
	2016				2015				December 31,
	Fourth	Third	Second	First	Fourth	Third	Second	First
	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	Quarter	2016	2015
Net income (GAAP)	$23,635	$23,179	$22,900	$21,216	$21,160	$16,220	$15,394	$15,240	$90,930	$68,014
Amortization of intangibles, net of tax	1,094	1,119	1,171	1,134	1,185	1,220	858	873	4,518	4,137
Tangible net income (non-GAAP)	$24,729	$24,298	$24,071	$22,350	$22,345	$17,440	$16,252	$16,113	$95,448	$72,151

Average shareholders' equity (GAAP)	$1,155,749	$1,135,073	$1,121,298	$1,050,668	$1,033,692	$1,016,143	$733,158	$719,687	$1,116,038	$876,915
Intangibles	495,404	497,064	499,503	473,852	473,996	449,042	295,441	296,682	491,530	379,469
Average tangible s/h's equity (non-GAAP)	$660,345	$638,009	$621,795	$576,816	$559,696	$567,101	$437,717	$423,005	$624,508	$497,446

Average total assets (GAAP)	$8,591,795	$8,562,199	$8,541,818	$7,961,700	$7,898,803	$7,897,769	$5,847,539	$5,821,758	$8,416,509	$6,874,983
Intangibles	495,404	497,064	499,503	473,852	473,996	449,042	295,441	296,682	491,530	379,469
Average tangible assets (non-GAAP)	$8,096,392	$8,065,135	$8,042,315	$7,487,848	$7,424,807	$7,448,727	$5,552,098	$5,525,076	$7,924,979	$6,495,514

Actual shareholders' equity (GAAP)	$1,232,883	$1,142,247	$1,124,256	$1,053,178	$1,036,818	$1,024,930	$730,976	$723,196	$1,232,883	$1,036,818
Intangibles	494,608	496,233	497,917	476,539	474,682	474,830	294,808	296,053	494,608	474,682
Actual tangible s/h's equity (non-GAAP)	$738,275	$646,014	$626,339	$576,639	$562,136	$550,100	$436,168	$427,143	$738,275	$562,136

Actual total assets (GAAP)	$8,699,851	$8,542,471	$8,529,566	$8,146,229	$7,926,496	$7,910,963	$5,899,190	$5,881,849	$8,699,851	$7,926,496
Intangibles	494,608	496,233	497,917	476,539	474,682	474,830	294,808	296,053	494,608	474,682
Actual tangible assets (non-GAAP)	$8,205,243	$8,046,238	$8,031,649	$7,669,690	$7,451,814	$7,436,133	$5,604,382	$5,585,796	$8,205,243	$7,451,814

(1) Return on Average Equity
Return on avg s/h's equity (GAAP)	8.14%	8.12%	8.21%	8.12%	8.12%	6.33%	8.42%	8.59%	8.15%	7.76%
Effect of adjustment for intangible assets	6.76%	7.03%	7.36%	7.46%	7.72%	5.87%	6.47%	6.86%	7.14%	6.75%
Return on avg tangible s/h's equity (non-GAAP)	14.90%	15.15%	15.57%	15.58%	15.84%	12.20%	14.89%	15.45%	15.28%	14.50%

(2) Return on Average Assets
Return on (average) assets (GAAP)	1.09%	1.08%	1.08%	1.07%	1.06%	0.81%	1.06%	1.06%	1.08%	0.99%
Effect of adjustment for intangible assets	0.12%	0.12%	0.13%	0.13%	0.13%	0.11%	0.12%	0.12%	0.12%	0.12%
Return on average tangible assets (non-GAAP)	1.22%	1.20%	1.20%	1.20%	1.19%	0.93%	1.17%	1.18%	1.20%	1.11%

(3) Shareholder Equity Ratio
Shareholders' equity to (actual) assets (GAAP)	14.17%	13.37%	13.18%	12.93%	13.08%	12.96%	12.39%	12.30%	14.17%	13.08%
Effect of adjustment for intangible assets	5.17%	5.34%	5.38%	5.41%	5.54%	5.56%	4.61%	4.65%	5.17%	5.54%
Tangible capital ratio (non-GAAP)	9.00%	8.03%	7.80%	7.52%	7.54%	7.40%	7.78%	7.65%	9.00%	7.54%

					CALCULATION OF EFFICIENCY RATIO

Interest income (FTE)	$87,565	$84,794	$85,783	$78,009	$79,679	$76,242	$58,516	$55,910	$336,149	$270,278
Interest expense	7,790	7,301	6,851	6,205	5,437	5,688	5,155	5,385	28,147	21,665
Net Interest income (FTE)	$79,775	$77,493	$78,932	$71,804	$74,242	$70,554	$53,361	$50,525	$308,002	$248,613

Total noninterest income	$30,071	$38,272	$35,586	$33,302	$31,442	$32,079	$22,880	$21,869	$137,231	$108,270
Securities gains (losses)	—	—	1,257	(71)	—	—	96	—	1,186	96
Total noninterest income	$30,071	$38,272	$34,329	$33,373	$31,442	$32,079	$22,784	$21,869	$136,045	$108,174
Total Income (FTE)	$109,846	$115,765	$113,261	$105,177	$105,684	$102,633	$76,145	$72,394	$444,049	$356,856

Total noninterest expense	$71,374	$76,468	$77,259	$69,814	$70,734	$75,979	$51,083	$47,318	$294,915	$245,114
Amortization of intangibles	1,624	1,684	1,742	1,697	1,752	1,803	1,239	1,275	6,747	6,068
Merger-related expenses	—	268	2,807	948	1,923	7,746	1,467	478	4,023	11,614
Debt extinguishment penalty	—	2,210	329	—	—	—	—	—	2,539	—
Loss share termination	$2,053	$—	$—	$—	$—	$—	$—	$—	$2,053	$—
Total noninterest expense	$67,697	$72,306	$72,381	$67,169	$67,059	$66,430	$48,377	$45,565	$279,553	$227,432

(4) Efficiency Ratio	61.63%	62.46%	63.91%	63.86%	63.45%	64.73%	63.53%	62.94%	62.96%	63.73%